AMENDMENT NO. 1
Agreement For Purchase and Safe of Real Property and Escrow Instructions Effectively
Dated November 8, 2005 (“Agreement”) between
TREIT-UNIVERSITY HEIGHTS, LP, as Seller (“Seller”) and
ADLER REALTY INVESTMENTS, INC., as Buyer (“Buyer”)

WHEREAS, the parties desire to amend the above-defined Agreement by this Amendment No. 1 (“Amendment”),

WHEREAS, all defined terms in this Amendment shall have the same meaning as set forth in the Agreement,

NOW, THEREFORE in consideration for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Extension of Inspection Period The Inspection Period is hereby extended from December 16, 2005 to December 20, 2005.

Except as stated herein, all other terms and provisions of the Agreement shall remain in fill force and effect.

IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the dates below, to be effective December 14 2005.

SELLER:

TREIT— University Heights, LP,
a Texas limited partnership

By: TREIT-University Heights GP, LLC, a Texas limited liability company,
Its: General Partner

By: Triple Net Properties, LLC,

a Virginia limited liability company,
Its: Manager

By: /s/ Jack Maurer
Name: Jack Maurer
Title: CEO

Executed by Seller this      day of December, 2005.

BUYER:

ADLER REALTY INVESTMENTS, INC., a California

corporation

BY: NAME: ITS:	/s/ Michael S. Adler MICHAEL S. ADLER PRESIDENT

Executed by Buyer this 14 day of December, 2005.